UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): January 1, 2004



                           ALPHA NUTRACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)



California                       0-19644                        33-0300193
(State or other           (Commission File Number)         (I.R.S. Employer
jurisdiction of                                         Identification No.)
incorporation)



1229 Third Avenue, Chula Vista, CA                             91911
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:      (619) 427-3077





             Total sequentially numbered pages in this document: 3
                                      ---


                        Exhibit Index appears on page 3

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported on Form 8-K filed with the Securities and Exchange Commission on January 16, 2004, Sierra-Rockies Corporation, a California corporation, acquired the assets of Let's Talk Health, Inc., also a California corporation, pursuant to a Plan of Reorganization approved by the United States Bankruptcy Court for the Southern District of California. Sierra-Rockies agreed to issue 3,000,000 shares to the owners of Let's Talk Health in exchange for that company's assets, and the President of Let's Talk Health was named President of Sierra-Rockies. Sierra-Rockies subsequently changed its name to Alpha Nutraceuticals, Inc., a California corporation (the "Registrant"). This Form 8-K/A is being filed for the purpose of providing the required audited and unaudited financial information concerning the Registrant.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     ITEM 7(a). FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The following financial statements of Let's Talk Health, Inc., a California Corporation, are set forth below: (i) the audited balance sheets dated as of December 31, 2002 and 2003, the audited statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002 and 2003, the notes related thereto and the related auditors' reports, and (ii) the pro forma, unaudited, consolidated balance sheet as of December 31, 2003 and the pro forma, unaudited, consolidated statement of operations for the year ended December 31, 2003.

                         INDEX TO FINANCIAL STATEMENTS

                 LET'S TALK HEALTH, INC. AND CONSOLIDATED WITH

                           ALPHA NUTRACEUTICALS, INC.


Audit Report of Armando C. Ibarra, CPA, P.C.........................F-1

Balance Sheets dated December 31, 2002 and 2003.....................F-2

Statement of Operations for the years ended December 31, 2002 and
2003 ................ ..............................................F-4

Statements of Cash Flow for the years ended December 31, 2002 and
2003................................................................F-5

Statement of Changes In Equity......................................F-6

Notes to Audited Financial Statements...............................F-7

Review Report of Armando C. Ibarra, C.P.A., P.C....................F-14

Pro Forma Consolidated Balance Sheet dated December 31, 2004.......F-15

Pro Forma Consolidated Statement of Operations for the year ended
 December 31, 2003.................................................F-17

Notes to Consolidated Financial Statements.........................F-18

To the Board of Directors
Let's Talk Health, Inc.


                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of Let's Talk Health, Inc. as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Let's Talk Health, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



----------------------------------
ARMANDO C. IBARRA, CPA

February 20, 2004
Chula Vista, Ca. 91910

                      LET'S TALK HEALTH, INC.
                          Balance Sheets
--------------------------------------------------------------------------------
                              ASSETS


                                          As of                        As of
                                       December 31,                 December 31,
                                           2003                         2002
                                       ------------                 ------------

CURRENT ASSETS
 Cash                              $       53,441                $      49,440
 Accounts receivable                      141,008                      150,630
 Note receivable (a related party)         82,710                       81,895
 Inventory                                218,353                      246,415
 Income tax benefit                             -                       12,365
                                   ---------------               --------------
            Total Current Assets          495,512                      540,745

NET PROPERTY & EQUIPMENT                   22,426                       25,137
                                   ---------------               --------------

                    TOTAL ASSETS   $      517,938                $     565,882
                                   ===============               ==============





                       See Notes to Financial Statements

                          LET'S TALK HEALTH, INC.
                              Balance Sheets
--------------------------------------------------------------------------------
              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                          As of                     As of
                                       December 31,              December 31,
                                           2003                      2002
                                       ------------               -----------

CURRENT LIABILITIES
   Accounts payable                    $    291,595             $     505,782
   Sales tax payable                          9,650                     5,220
   Income taxes payable                      44,233                       960
   Other taxes payable                            -                     1,865
   Insurance payable                            360                         -
                                       -------------            --------------
     Total Current Liabilities              345,838                   513,827

LONG-TERM LIABILITIES
   Stockholders' loans                      111,197                    76,075
   Note payable - (a related party)          30,000                    64,000
                                        -------------            --------------
     Total Long-Term Liabilities            141,197                   140,075
                                        -------------            --------------

TOTAL LIABILITIES                           487,035                   653,902

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock (no par value,
   10,000 shares authorized
       10,000 shares issued and
       outstanding as of
       December 31, 2003 and
       2002, respectively)                   10,000                    10,000
   Retained earnings (deficit)               20,903                   (98,020)
                                        -------------            --------------

     Total Stockholders' Equity (Deficit)    30,903                   (88,020)

TOTAL LIABILITIES
                                         -------------            -------------
        & STOCKHOLDERS' EQUITY (DEFICIT) $   517,938              $    565,882
                                         =============            =============


                       See Notes to Financial Statements

                             LET'S TALK HEALTH, INC.
                            Statements of Operations
--------------------------------------------------------------------------------

                              Year Ended Year Ended
                            December 31, December 31,
                                           2003                        2002
REVENUES

   Sales - supplements                 $      2,695,603        $     2,279,322
   Returns and allowances                       (22,881)                (6,678)
                                       -----------------       ----------------

Total Revenues                                2,672,722              2,272,644

COST OF REVENUES                             (1,460,833)            (1,464,030)
                                       -----------------       ----------------

GROSS PROFIT                                  1,211,889                808,614

OPERATING COSTS
   Depreciation expense                          10,041                 10,670
   Administrative expenses                    1,026,327                867,402
                                       -----------------       ----------------
Total Operating Costs                         1,036,368                878,072

                                       -----------------       ----------------
OPERATING INCOME (LOSS)                         175,521                (69,458)

                                       -----------------       ----------------
INCOME (LOSS) BEFORE INCOME TAXES      $        175,521        $       (69,458)

INCOME TAX (PROVISION) BENEFIT                  (56,598)                12,365
                                       -----------------       ----------------

NET INCOME (LOSS)                      $        118,923        $       (57,093)
                                       =================       ================

BASIC EARNINGS (LOSS) PER SHARE        $          11.89        $         (5.71)
                                       =================       ================

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                       10,000                 10,000
                                       =================       ================



                       See Notes to Financial Statements


                        LET'S TALK HEALTH, INC.
                        Statements of Cash Flows

                                                                                Year Ended           Year Ended
                                                                               December 31,          ecember 31,
                                                                                   2003                 2002

     CASH FLOWS FROM OPERATING ACTIVITIES
     ------------------------------------
           Net income (loss)                                                       $   118,923          $   (57,093)
           Depreciation expense                                                         10,041               10,670
          (Increase) decrease in accounts receivable                                     9,622              (41,468)
          (Increase) decrease in inventory                                              28,062             (100,000)
          (Increase) decrease in income tax benefit                                     12,365              (12,365)
           Increase (decrease) in accounts payable                                    (214,187)             298,247
           Increase (decrease) in sales tax payable                                      4,430                2,025
           Increase (decrease) in income taxes payable                                  43,273                    -
           Increase (decrease) in other taxes payable                                   (1,865)                   -
           Increase (decrease) in insurance payable                                        360                    -

                                                                                   ------------          ------------
          Net Cash Provided by (Used in) Operating Activities                           11,024              100,016


     CASH FLOWS FROM INVESTING ACTIVITIES
     ------------------------------------

           Net sale (purchase) of fixed assets                                          (7,330)                (423)
                                                                                   ------------          ------------

          Net Cash Provided by (Used in) Investing Activities                           (7,330)                (423)


     CASH FLOWS FROM FINANCING ACTIVITIES
     ------------------------------------

          Change in note receivable                                                       (815)             (81,895)
          Change in loan payable                                                        35,122              (62,927)
          Change in notes payable                                                      (34,000)              64,000
                                                                                   ------------          ------------
          Net Cash Provided by (Used in) Financing Activities                              307              (80,822)

                                                                                   ------------          ------------
         Net Increase (Decrease) in Cash                                                 4,001               18,771
         Cash at Beginning of Year                                                      49,440               30,669
                                                                                   ------------          ------------
         Cash at End of Year                                                       $    53,441           $   49,440
                                                                                   ============          ============

         Supplemental  Cash Flow Disclosures:

         Cash paid during year for interest                                        $         -           $        -
                                                                                   ============          ============
         Cash paid during year for taxes                                           $         -           $        -
                                                                                   ============          ============



                            LET'S TALK HEALTH, INC.
                       Statement of Stockholders' Equity
                  From December 31, 2001 to December 31, 2003


                                                                          Additional
                                              Common          Common        Paid-in          Retained            Total
                                              Shares          Stock         Capital          Earnings

      Balance, December  31, 2001             10,000          $ 10,000      $      -         $ (40,927)        $ (30,927)

      Net loss for the year ended
      December 31, 2002                                                                        (57,093)          (57,093)

------------------------------------------------------------------------------------------------------------------------------------
      Balance,  December 31, 2002             10,000            10,000             -           (98,020)          (88,020)
====================================================================================================================================

      Net lncome for the year ended
      December 31, 2003                                                                         118,923           118,923

------------------------------------------------------------------------------------------------------------------------------------
      Balance,  December 31, 2003             10,000          $ 10,000      $      -          $  20,903         $  30,903
====================================================================================================================================




                       See Notes to Financial Statements

                             LET'S TALK HEALTH, INC.
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

General

Let's Talk Health, Inc. (the Company) was incorporated under the laws of the State of California on September 22, 1999. The Company's offices are located at 1229-C Third Ave. in Chula Vista, California (San Diego County).

Nature of Operations

The Company is in the business of retailing vitamins and nutritional supplements via internet and telephone orders.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Accounting Method

The Company's policy is to use the accrual method of accounting to prepare and present financial statements, which conform to generally accepted accounting principles (GAAP). The Company has elected a December 31, year-end.

b.   Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

c.   Accounts Receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowances for doubtful accounts are required. If amounts become uncollectable, they will be charged to operations when that determination is made.

d.   Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market. Inventory costs include any material, labor and manufacturing overhead incurred by the Company in the production of inventory.

e.   Property and Equipment

Property, equipment and leasehold improvements are stated at costs less accumulated depreciation or amortization. Maintenance and repairs, as well as renewals for minor amounts are charged to expenses. Renewals and betterments of substantial amount are capitalized, and any replaced or disposed units are written off.

f.   Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

g.  Revenue Recognition and Deferred Revenue

Let's Talk Health, Inc. revenue consists of the sale of nutritional supplements via internet and telephone orders. Revenue is recognized when a sale is made.

h.  Related Party Transactions

The majority of the Company's accounts receivable are from Hospital Santa Monica, a related and controlled US corporation. The Company's note receivable is also from Hospital Santa Monica.

Long-term note payable represents a note to a related party. This note was established on September 2002 with a related party. As of December 31, 2003 the note was classified as a non-interest bearing note.

The note payable to shareholders consists of unsecured advances made to the Company for working capital purposes. The advances were made under a promissory note agreement that allows the Company to borrow from certain shareholders. As of December 31, 2003 the note was classified as a non-interest bearing note.

The Company paid a salary to a shareholder of the Company in the amount of $5,000.

The Company rents office space from a shareholder under a month-to-month verbal agreement. Rent expense for 2003 and 2002 was $53,825 and $48,525, respectively.

i.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective July 20, 1998 (inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

j.  Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.


NEW ACCOUNTING PRONOUNCEMENTS:

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be classified as extraordinary items. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption permitted. The adoption of SFAS 145 did not have a material effect on the Company's financial statements.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS 146 did not have an effect on the Company's financial statements.

In October 2002, the Financial Accounting Standards Board issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB interpretation No. 9". SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement. In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The adoption of SFAS 147 did not have an effect on the Company's financial statements.

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based compensation" (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS 148 did not have an effect on the Company's financial statements.

NOTE 3. INVENTORY

Inventory at December 31, 2003 and 2002 is summarized as follows:

                                         December 31,           December 31,
                                             2003                   2002
                                     --------------------   --------------------


Vitamins & nutritional supplements   $      218,353         $         246,415
                                     --------------------   --------------------

 Total inventory                     $      218,353         $         246,415
                                     ====================   ====================


Inventory is stated at the lower of cost (first-in, first-out) or market. Inventory costs include any material, labor and manufacturing overhead incurred by the Company in the production of inventory. Inventory is primarily vitamins and nutritional supplements purchased from outside manufacturers then shipped to the retailer for sale.


NOTE 4. PROPERTY & EQUIPMENT

Property and equipment is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs, which do not extend asset lives, are expensed as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives ranging from 27.5 years for commercial rental properties, 5 years for tenant improvements, and 5 - 7 years on furniture and equipment.



                                                   December 31,            December 31,
                                                      2003                    2002
                                               --------------------    --------------------

    Equipment                                            $  38,830              $   31,500
    Furniture                                                2,100                   2,100
    Leasehold Improvements                                  10,662                  10,662
                                               --------------------    --------------------
                                                          $                     $   44,262
                                                     51,592
    Less Accumulated Depreciation                         (29,166)                (19,125)
                                               --------------------    --------------------
    Net Property and Equipment                           $  22,426               $  25,137
                                               ====================    ====================



Depreciation expense for the years ended December 31, 2003 and 2002 was $10,041 and $10,670, respectively.

NOTE 5. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryfowards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. There were no deferred income tax assets (liabilities) for the two years ending December 31, 2003 and 2002. There was a loss carryforward of $12,365 for the year ending December 31, 2002.

Income tax assets (liabilities) included in the Balance Sheets at December 31, 2003 and 2002.


                                                                2003                2002
                                                        ------------------ -------------------
Tax benefit carryforwards                               $            -     $        12,365
Federal income tax                                             (28,717)
                                                                                         -
State income tax                                               (15,516)                  -
                                                        ------------------ -------------------

United State deferred tax asset (liability)             $     (44,233)     $        12,365
                                                        ================== ===================



A reconciliation of the income tax expense (benefit) on income before change in accounting principle and the amount that would be computed using statutory federal income tax rates for the years ended December 31 is as follows:


                                                                2003                2002
                                                        ------------------ -------------------
Compute income taxes at statutory rates
    Federal income tax rate of 35%                      $       61,432                    -
    State income tax rate of 8.84%                              15,516                    -
                                                        ------------------ -------------------

Provision for income taxes income before the
effect of loss carryforward                                     76,948                    -
Tax loss benefit                                               (32,715)             (12,365)
                                                        ------------------ -------------------

Income tax liability (benefit)                          $       44,233             (12,365)
                                                        ================== ===================




Difference between effective income tax rates and the statutory U.S. federal and state income tax rates is as follows:

                                                             2003
                                                     ----------------------
    Statutory U.S. federal income tax rate                   35.00%
    Statutory state income tax rate                            8.84
    Tax benefit                                               (7.90)
                                                     ----------------------
    Effective income tax rate                                35.94%
                                                     ======================

NOTE 6. LONG-TERM DEBT

                                Interest       Balance as of       Maturity
                                  Rate       December 31, 2003       Date
                             -------------- ------------------- ---------------

   Loan payable - D Whitney        0              $ 30,000          8/2005


Outstanding loan payable is to a related party and is a non-interest bearing note.


NOTE 7. SUBSEQUENT EVENT

On January 1, 2004, the Company entered into an asset purchase agreement. This agreement was entered into as part of a Plan of Reorganization proposed by the Buyer to the United States Bankruptcy Court. In consideration of the transfer to Buyer of the Assets and the Intellectual Property, Buyer agrees to deliver to the Company or its designees 3,000,000 shares of the Buyer's Common Stock. Subsequent to the purchase agreement the Company will retain control.

Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                                    Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the American Institute of
                                                    Certified Public Accountants
                                           Members of the Better Business Bureau
                                                                      since 1997


To the Board of Directors
Alpha Nutraceuticals, Inc.
(Formerly Sierra-Rockies Corp.)



                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT
                     --------------------------------------

We have examined the pro forma adjustments reflecting the acquisition described in note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheet of Alpha Nutraceuticals, Inc. (Formerly Sierra-Rockies, Corp.) as of December 31, 2003, and the pro forma condensed statement of income for the year then ended. The historical condensed financial statements are derived from the historical financial statements of Alpha Nutraceuticals, Inc. (not audited) and of Let's Talk Health, Inc., which were audited by us, appearing elsewhere herein. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedure as we considered necessary in the circumstances.

The objective of the pro forma financial information is to show what the significant effects on the historical financial information might have been if the acquisition had occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained if the above-mentioned acquisition had actually occurred earlier.

In our opinion, management's assumption provide a reasonable basis for presenting the significant effects directly attributable to the acquisition described in Note 1, the related pro forma adjustment give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to


---------------------------------
ARMANDO C. IBARRA, C.P.A. - APC

February 27, 2004
Chula Vista, California

                      371 "E" Street, Chula Vista, CA 91910
Tel: (619) 422-1348 Fax:                                          (619) 422-1465

                           ALPHA NUTRACEUTICALS, INC.
                        (Formerly Sierra-Rockies, Corp.)
                            Pro Forma Balance Sheets
                             As of December 31, 2003
--------------------------------------------------------------------------------


                     ASSETS
                                                                                 Let's Talk
                                                         Alpha                  Health, Inc.                   Total
                                                  Nutraceutical, Inc.           (Acquisition)                Pro Forma
                                                  --------------------     ---------------------      ---------------------
       CURRENT ASSETS
          Cash                                    $                  -     $              53,441      $              53,441
          Accounts receivable                                        -                   141,008                    141,008
          Note receivable (a related party)                          -                    82,710                     82,710
          Inventory                                                  -                   218,353                    218,353
                                                  --------------------     ---------------------      ---------------------

            Total Current Assets                                     -                   495,512                    495,512

       NET PROPERTY & EQUIPMENT                                      -                    22,426                     22,426
                                                  --------------------     ---------------------      ---------------------

                         TOTAL ASSETS             $                  -     $             517,938      $             517,938
                                                  ====================     =====================      =====================



                       See Notes to Financial Statements

                           ALPHA NUTRACEUTICALS, INC.
                        (Formerly Sierra-Rockies, Corp.)
                            Pro Forma Balance Sheets
                             As of December 31, 2003
--------------------------------------------------------------------------------

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
     ----------------------------------------------

                                                                                         Let's Talk
                                                                  Alpha                 Health, Inc.                Total
                                                            Nutraceutical, Inc.         (Acquisition)             Pro Forma

    CURRENT LIABILITIES
       Accounts payable                         $                  -     $             291,595    $            291,595
       Sales tax payable                                           -                     9,650                   9,650
       Income taxes payable                                        -                    44,233                  44,233
       Other taxes payable                                         -                         -                       -
       Insurance payable                                           -                       360                     360
                                                --------------------     ---------------------      ---------------------

         Total Current Liabilities                                 -                   345,838                 345,838

    LONG-TERM LIABILITIES                                          -                   141,197                 141,197
                                                --------------------     ---------------------      ---------------------

    TOTAL LIABILITIES                                              -                   487,035                 487,035

    STOCKHOLDERS' EQUITY (DEFICIT)
       Common stock                                        1,037,049                    10,000               1,047,049
       Retained earnings (deficit)                        (1,037,049)                   20,903              (1,016,146)
                                                --------------------     ---------------------      ---------------------

         Total Stockholders' Equity (Deficit)                      -                    30,903                  30,903

    TOTAL LIABILITIES
                                                --------------------     ---------------------      ---------------------
        & STOCKHOLDERS' EQUITY (DEFICIT)        $                  -     $             517,938      $            517,938
                                                ====================     =====================      =====================


                       See Notes to Financial Statements

                           ALPHA NUTRACEUTICALS, INC.
                        (Formerly Sierra-Rockies, Corp.)
                       Pro Forma Statements of Operations
                      For the Year Ended December 31, 2003
--------------------------------------------------------------------------------



                                                                                 Let's Talk
                                                        Alpha                   Health, Inc.                  Total
                                                 Nutraceutical, Inc.            (Acquisition)               Pro Forma
                                                --------------------     ---------------------      ---------------------

      REVENUES                                  $                  -     $           2,672,722      $           2,672,722

      COST OF REVENUES                                             -                (1,460,833)                (1,460,833)
                                                --------------------     ---------------------      ---------------------

      GROSS PROFIT                                                 -                  1,211,889                 1,211,889

      OPERATING COSTS                                              -                  1,036,368                 1,036,368
                                                --------------------     ---------------------      ---------------------

      OPERATING INCOME (LOSS)                                      -                    175,521                   175,521

      INCOME (LOSS)                             $                  -      $             175,521     $             175,521
                                                ====================      =====================     =====================




                       See Notes to Financial Statements

NOTE 1    CONDENSED FINANCIAL STATEMENTS

On January 1, 2004, the Company entered into an asset purchase agreement. This agreement was entered into as part of a Plan of Reorganization proposed by the Company to the United States Bankruptcy Court. In consideration of the transfer to Alpha Nutraceuticals, Inc. of the Assets and the Intellectual Property of Let's Talk Health, Inc., the Company agreed to deliver to Let's Talk Health, Inc. or its designees 3,000,000 shares of the Company's Common Stock.